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                                                                   EXHIBIT 10.54

                               MAXTOR CORPORATION

                           1998 RESTRICTED STOCK PLAN

                              STOCK GRANT AGREEMENT


        THIS AGREEMENT is made and entered into as of the 29th day of May, 1998 (the "Grant Date"), by and between Maxtor Corporation, a Delaware corporation (the "Company"), and _________________________ (the "Participant").

        The Company desires to issue and the Participant desires to acquire shares of the common stock of the Company (the "Stock"), pursuant to the Company's 1998 Restricted Stock Plan (the "Plan"), on the terms and conditions set forth in this Agreement. Unless otherwise provided in this Agreement, defined terms shall have the meaning given to such terms in the Plan.

        IT IS AGREED between the parties as follows:

        1. Issuance of Shares. On the Grant Date Participant shall acquire and the Company shall issue, subject to the provisions hereof, ________ shares of Stock, without regard to any stock split or reverse stock split effected by the Company in connection with that underwritten public offering contemplated by the Company as of the Grant Date.

        No shares of Stock shall be issued pursuant to this Agreement if the issuance and delivery of such shares of Stock would constitute a violation of any applicable federal or state securities law or other law or regulation, or would fail to satisfy the requirements of any stock exchange upon which any shares of the Company stock may then be listed. As a condition to the issuance and delivery of any shares of Stock pursuant to this Agreement, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

        Notwithstanding the foregoing, any shares of Stock which are granted prior to approval of the Plan, or any amendment thereto, by the shareholders of the Company shall be contingent upon such shareholder approval and the Participant shall have no right to sell or transfer the shares of Stock prior to such approval. In the event such shareholder approval is not obtained within twelve (12) months of the Grant Date, the issuance of the shares of Stock shall be null and void and the certificates representing the shares shall be returned to the Company for cancellation.

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        2.     Vesting and Unvested Share Reacquisition Right.

               (a)    Vesting.

                      (i) Subject to the provisions of subparagraph (b) below, the shares of Stock subject to this Agreement shall vest on the third anniversary of the Grant Date provided Participant has continuously rendered services to the Company or any Affiliate during such three-year period. Notwithstanding the foregoing, in the event Participant dies or becomes permanently disabled (as determined by the Board in its sole discretion), Participant shall be vested in a fraction of the Stock, the numerator of which shall equal the number of whole months following the Grant Date that Participant continuously rendered services to the Company and the denominator of which is thirty-six (36).

                      (ii) In the event (A) Participant's continuous service with the Company or any Affiliate is terminated for any reason, with or without cause, or (B) Participant (or Participant's legal representative) attempts to sell, exchange, transfer, pledge, or otherwise dispose of any shares of Stock which are not then vested, including, without limitation, any transfer to a nominee or agent of the Participant (except pursuant to a Change of Control, as defined below, or other similar corporate transaction), then the Company shall automatically reacquire such unvested shares (or, in the case of termination of continuous service, all of the Participant's unvested shares) and the Participant shall not be entitled to any payment therefor (the "Unvested Share Reacquisition Right").

               (b) Vesting Delay. Notwithstanding the general vesting provisions of Subsection 2(a)(i) or the acceleration of vesting provisions of Subsection 2(b), in the event some or all of the shares under this Agreement are not freely tradable in an open market transaction on the date in which the shares would otherwise vest (e.g., and without limitation, the Company's trading window is closed or the short-swing rules under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") would require the Participant to disgorge any profit), then the time at which the shares shall vest (and shall be deemed "transferable" and not subject to "a substantial risk of forfeiture," as such terms are defined in Section 83 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder) shall be the first business day in which Participant may freely trade such shares in an open market transaction without violating any securities law, Company-imposed trading window, or any other restriction or limitation (including, without limitation, the disgorgement of profits under Section 16). This subsection will not apply if the Company's stock is not publicly traded at the time the shares vest.

               (c) Prior Service Credit. In the event that, upon a Change of Control, a successor corporation substitutes shares in accordance with Subsection 2(b)(A) above, the Unvested Share Reacquisition Right shall continue in full force and effect; provided, however, that "continuous service with the Company or any Affiliate" for purposes of this Section 2 shall include all service with any corporation which was a Company or Affiliate at the time services were rendered.



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               (d) Change of Control. A "Change of Control" shall be deemed to have occurred in the event any of the following occurs:

                      (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, or Hyundai Electronics America (including any parent subsidiary or affiliate thereto) ("HEA"), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                      (ii) the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                      (iii) there occurs a change in the Board of Directors of the Company (the "Board") within a two-year period, as a result of which fewer than a majority of the members of the Board are Incumbent Directors. For purposes of this Agreement, an Incumbent Director is any director who is either:

                             (A) a director of the Company as of the Effective
Date of this Agreement; or

                             (B) a director who is elected or nominated for
election to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                             (C) changes in the composition of the Board
resulting from a reduction in the percentage of the Company's outstanding stock owned by HEA which occur pursuant to a written agreement between HEA and the Company shall not be deemed a change in the Incumbent Directors for purposes of this subparagraph 2(d)(iii).

                      (iv) the sale or disposition of all or substantially all of the Company's assets (or any transaction having similar effect is consummated);

                      (v) the dissolution or liquidation of the Company; or

                      (vi) the sale or disposition by HEA of shares of the Company representing at least fifty percent (50%) of the number of shares owned by HEA at the time of


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such sale and at least ten percent (10%) of the Company's then outstanding stock to a manufacturer of hard disk drives.

        Notwithstanding any other provision herein to the contrary, for purposes of this Agreement, no Change of Control shall be deemed to have occurred as a result of any ownership change which may occur as a result of an underwritten public offering of the Company's stock.

        3. Legends. The Company may at any time place legends referencing the Unvested Share Reacquisition Right and any applicable federal and/or state securities law restrictions on all certificates representing shares of Stock subject to the provisions of this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired under this Agreement in the possession of the Participant in order to carry out the provisions of this Section 3. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

        4.     Escrow.

               (a) Establishment of Escrow. To insure that shares of Stock subject to the Unvested Share Reacquisition Right will be available for reacquisition, the Company may require the Participant to deposit the certificate or certificates evidencing the shares with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of the issuance of shares of Stock to the Participant, the Company reserves the right at any time to require the Participant to so deposit the certificate or certificates in escrow. The Company shall bear all expenses related to escrow.

               (b) Delivery of Shares to Participant. As soon as practicable after the expiration of the Unvested Share Reacquisition Right, the escrow agent shall deliver to the Participant the shares of Stock no longer subject to such restriction.

               (c) Escrow of Cash or Other Property Received in Substitution. In the event Participant receives cash or other property in whole or partial substitution of outstanding shares of Stock by a successor corporation, such cash or other property shall be subject to escrow in the same manner and to the same extent (excluding shares which are accelerated as a result of such Change of Control) that the shares of Stock were subject to escrow immediately prior to the Change of Control.

        5. Transfers in Violation of Agreement. The Company shall not be required (a) to transfer on its books any shares of Stock which are sold or transferred in violation of any of the



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provisions set forth in this Agreement, or (b) to treat as the owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom any such shares shall have been so transferred.

        6. Effect of Change in Company's Capital Structure. Appropriate adjustments shall be made in the number and class of shares of Stock in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Participant is entitled by reason of the Participant's ownership of the shares of Stock shall be immediately subject to the Unvested Share Reacquisition Right with the same force and effect as the shares of Stock subject to the Unvested Share Reacquisition Right immediately before such event.

        7. Rights as a Shareholder or Employee or Consultant. The Participant shall have no rights as a shareholder with respect to the shares of Stock until the date of issuance of a certificate or certificates for the shares. Except as provided in Section 6 above, no adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued. Nothing in the Plan or in this Agreement shall confer upon the Participant any right to continue in the employ of or service with the Company or any Affiliate or interfere in any way with any right of the Company or any Affiliate to terminate the Participant's employment or service at any time, for any reason or no reason.

        8. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        9. Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, or upon delivery by certified mail, addressed to the other party hereto at the address shown below such party's signature or at such other address as such party may designate by ten (10) days advance written notice to all other parties hereto.

        10. Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.

        11. Section 83(b) Election. Participant understands that the shares of Stock acquired pursuant to this Agreement are subject to a "substantial risk of forfeiture," as such term is defined by Section 83(b) of the Code. Accordingly, Participant should consult with a tax advisor regarding the advisability of filing an election under Section 83(b) of the Code. Such election must be filed with the Internal Revenue Service no later than thirty (30) days after the Grant Date. Failure to file an election under Section 83(b), if appropriate, may result in adverse tax consequences to the Participant. Participant acknowledges that Participant has been advised to consult with a tax advisor. PARTICIPANT ACKNOWLEDGES THAT TIMELY FILING OF


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A SECTION 83(b) ELECTION IS PARTICIPANT'S SOLE RESPONSIBILITY, EVEN IF
PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO FILE SUCH ELECTION ON HIS OR HER BEHALF.

        12. Withholding. At the time that this Agreement is executed, or at any time thereafter as requested by the Company, the Participant shall make adequate provision for any federal, state, local and foreign tax withholding obligations, which arise in connection with the acquisition of shares of Stock pursuant to the Plan, including, without limitation, obligations arising upon (i) the transfer, in whole or in part, of any shares of Stock, (ii) the lapse of any restriction with respect to any shares of Stock acquired pursuant to the Plan, or (iii) the filing of an election to recognize a tax liability. The Company shall have no obligation to issue a certificate as to such share of Stock and/or to release such shares of Stock from escrow until the Participant has satisfied all withholding obligations.

        13. Certificate Registration. The certificate or certificates for the shares of Stock acquired pursuant to this Agreement shall be registered in the name of the Participant.

        14. Integrated Agreement. This Agreement and the Plan constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Participant and the Company other than those set forth or provided for herein or therein.

        15. Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAXTOR CORPORATION:                    PARTICIPANT:


By:  _______________________________   By:  ___________________________________
                                                         (Signature)

Title:  ____________________________   Title:  ________________________________
                                                         (Print Name)

Date:  _____________________________   Date:  _________________________________

Address:     _______________________   Address:   _____________________________
             _______________________              _____________________________
             _______________________              _____________________________


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